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LATHAM & WATKINS
                                              FIRM / AFFILIATE OFFICES
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January 28, 2005                              Los Angeles   Silicon Valley
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                                                            Washington, D.C.

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York  10005

          Re:  American Depositary Shares evidenced by American Depositary
               Receipts for Deposited Shares of C & C Group plc

Ladies and Gentlemen:

     In connection with the registration of American Depositary Shares (the
"ADSs") evidenced by American Depositary Receipts (the "ADRs"), each ADS representing three ordinary shares of (euro)0.01 par value (each, a "Share") of
C & C Group plc (the "Company"), a company existing and organized under the laws of Ireland, under the Securities Act of 1933, as amended, on Form F-6 filed with the Securities and Exchange Commission on January 28, 2005 (the "Registration
Statement"), you have requested that we deliver our opinion set forth below. The
ADSs are to be issued pursuant to a deposit agreement, the form of which is set forth as an exhibit to the Registration Statement (the "Deposit Agreement"),
among the Company, the Depositary and all Holders (as such terms are defined in the Deposit Agreement) from time to time of ADSs issued thereunder.

     In our capacity as your special counsel in connection with such registration, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New
York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     The opinion rendered below is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or the judicial application of foreign laws or governmental actions affecting creditors' rights; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

JANUARY 28, 2005

LATHAM & WATKINS

     Subject to the foregoing, to any provision of law or regulation of Ireland, the Company's Articles of Association and the terms of the Shares, it is our opinion that when the Deposit Agreement has been duly authorized, executed and delivered, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit
Agreement.

     We hereby consent to the use of this opinion as Exhibit (d) of the above-mentioned Registration Statement.

                                                   Very truly yours,

                                                   /s/ LATHAM & WATKINS